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                                                    EXHIBIT 23.1(i)




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1997, appearing on page F-2 of PETsMART, Inc.'s Annual Report on Form 10-K for the year ended February 2, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Phoenix, Arizona
June 11, 1997